Exhibit 21

SUBSIDIARIES OF ABBOTT LABORATORIES

The following is a list of subsidiaries of Abbott Laboratories.  Abbott Laboratories is not a subsidiary of any other corporation.  Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories’ subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries	Incorporation
Abbott Administration Inc.	Delaware
Abbott Bioresearch Center, Inc.	Delaware
Abbott Cardiovascular Systems Inc.	California
Abbott Cardiovascular, Inc.	Delaware
Abbott Delaware Inc.	Delaware
Abbott Diabetes Care Inc.	Delaware
Abbott Diabetes Care Sales Corporation	Delaware
Abbott Endocrine Inc.	Delaware
Abbott Endocrinology Inc.	Delaware
Abbott Equity Investments LLC	Delaware
Abbott Exchange Inc.	Delaware
Abbott Health Products, Inc.	Delaware
Abbott Home Infusion Services of New York, Inc.	New York
Abbott International LLC	Delaware
Abbott Investment Holdings Corporation	Delaware
Abbott Laboratories Inc.	Delaware
Abbott Laboratories International Co.	Illinois
Abbott Laboratories Pacific Ltd.	Illinois
Abbott Laboratories Purchasing Company, LLC	Delaware
Abbott Laboratories Residential Development Fund, Inc.	Illinois
Abbott Laboratories Services Corp.	Illinois
Abbott Laboratories (Puerto Rico) Incorporated	Puerto Rico
Abbott Management Corporation	Delaware
Abbott Mexico LLC	Delaware
Abbott Molecular Inc.	Delaware
Abbott Nutrition Manufacturing Inc.	Delaware

Abbott Personnel Inc.	Delaware
Abbott Pharmaceutical Corporation	Delaware
Abbott Point of Care Inc.	Delaware
Abbott Resources Inc.	Delaware
Abbott Resources International Inc.	Delaware
Abbott Respiratory LLC	Delaware
Abbott Trading Company, Inc.	Virgin Islands
Abbott Universal Ltd.	Delaware
Abbott Vascular Inc.	Delaware
Abbott Vascular Solutions Inc.	Indiana
Aeropharm Technology, LLC	Delaware
Aspen Acquisition I, Inc.	Delaware
AVI Corp.	Delaware
Bioabsorbable Vascular Solutions, Inc.	Delaware
BioDisplay Technologies, Inc.	Illinois
C & G Nutritionals, Inc.	Delaware
CMM Transportation, Inc.	Delaware
Gene-Trak Systems Industrial Diagnostics Corp.	Delaware
Gene-Trak, Inc.	Delaware
IEP Pharmaceutical Devices, LLC	Florida
IMTC Technologies, Inc.	Delaware
Integrated Vascular Systems, Inc.	Delaware
i-STAT Europe, Inc.	Delaware
IVD Instruments, LLC	Delaware
Knoll LLC	Puerto Rico
Knoll Pharmaceutical Company	New Jersey
Kos Pharmaceuticals, Inc.	Delaware
Murex Diagnostics, Inc.	Delaware
Natural Supplement Association, Incorporated	Colorado
North Shore Properties, Inc.	Delaware
PDD II, LLC	Delaware

PDD, LLC	Delaware
Pegasus One, LLC	Delaware
Rainforest Acquisition Inc.	Delaware
S & G Nutritionals Inc.	Delaware
Solartek Products, Inc.	Delaware
Swan-Myers, Incorporated	Indiana
Tobal Products Incorporated	Illinois
Vectoris Corporation	California
Woodside Biomedical, Inc.	Delaware
X Technologies Inc.	Delaware
ZonePerfect Nutrition Company	Delaware

International Subsidiaries	Incorporation
Abbott Laboratories Argentina S.A.	Argentina
Murex Argentina S.A.	Argentina 65%
Abbott Australasia Pty Ltd	Australia
EAS Australia Pty Ltd	Australia
Abbott Gesellschaft m.b.H.	Austria
Abbott Bahamas Overseas Businesses Corporation	Bahamas
Abbott Hospitals Limited	Bahamas
Abbott Laboratories (Bangladesh) Limited	Bangladesh 85%
Murex Diagnostics International, Inc.	Barbados
Abbott Belgian Investments SPRL	Belgium
Abbott Belgian Pension Fund A.S.B.L.	Belgium
Abbott S.A.	Belgium
Abbott Vascular International BVBA	Belgium
Abbott Biotechnology Ltd.	Bermuda
Abbott Diagnostics International, Ltd.	Bermuda
Abbott Ireland	Bermuda
Abbott Pharmaceuticals PR Ltd.	Bermuda
Abbott Strategic Opportunities Limited	Bermuda
Abbott Laboratories do Brasil Ltda.	Brazil
Abbott (Cambodia) LLC	Cambodia
Abbott Laboratories, Limited	Canada
Abbott Point of Care Canada Limited	Canada
Experimental & Applied Sciences Canada Inc.	Canada
Toba Pharma Inc.	Canada
International Murex Technologies Corporation	Canada
Abbott Laboratories de Chile Limitada	Chile
Abbott Laboratories de Colombia, S.A.	Colombia
Abbott Healthcare Costa Rica, S.A.	Costa Rica
Abbott Laboratories limited liability company for trade and services, Zagreb	Croatia
Abbott Laboratories, s.r.o.	Czech Republic
Abbott Laboratories A/S	Denmark
Abbott Laboratorios del Ecuador Cia. Ltda.	Ecuador
Abbott Limited Egypt LLC	Egypt
Abbott, S.A. de C.V.	El Salvador
Abbott OY	Finland
Abbott France Instruments S.A.S.	France
Abbott France S.A.S.	France
Abbott Biotechnology Deutschland GmbH	Germany
Abbott Deutschland GmbH	Germany
Abbott Diagnostics G.m.b.H.	Germany
Abbott GmbH & Co. KG	Germany
Abbott Holding GmbH	Germany

Abbott Management GmbH	Germany
Abbott Vascular Instruments Deutschland GmbH	Germany
Abbott Vascular Deutschland GmbH	Germany
Abbott Laboratories (Hellas) S.A.	Greece
Abbott Grenada Limited	Grenada
Abbott Laboratorios, S.A.	Guatemala
Abbott Laboratories Limited	Hong Kong
Abbott Laboratories (Hungary) Health Products and Medical Equipment Trading and Servicing Limited Liability Company	Hungary
Abbott Healthcare Pvt Ltd	India
Abbott India Limited	India 68.94%
Abind Healthcare Private Limited	India
PT. Abbott Indonesia	Indonesia 99.99%
Abbott Ireland Holdings Limited	Ireland
Abbott Laboratories Vascular Enterprises Limited	Ireland
Abbott Laboratories, Ireland, Limited	Ireland
Abbott Mature Products International Limited	Ireland
Abbott Mature Products Management Limited	Ireland
Abbott Nutrition Limited	Ireland
Abbott Products	Ireland
Abbott Vascular Devices Ireland Limited	Ireland
BiodivYsio Limited	Ireland
Carotid Interventional Systems Limited	Ireland
Mednova Limited	Ireland
Abbott AVI s.r.l.	Italy
Abbott S.r.l.	Italy
Abbott Vascular Knoll-Ravizza S.p.A	Italy
Autonomous Employee Welfare Fund for Abbott S.p.A. Dirigenti	Italy
Abbott West Indies Limited	Jamaica 51%
Abbott Japan Co., Ltd.	Japan
Abbott Vascular Japan Co., Ltd	Japan
Tofuku Shoji K.K.	Japan
Abbott Korea Limited	Korea, South
Abbott Laboratories Baltics	Latvia
UAB “Abbott Laboratories”	Lithuania
Abbott Middle East (S.A.R.L.)	Lebanon
Abbott Laboratories (Malaysia) Sdn. Bhd.	Malaysia
Abbott Laboratories de Mexico, S.A. de C.V.	Mexico
Abbott Laboratories (Mozambique), Limitada	Mozambique
Abbott B.V.	Netherlands
Abbott Biotechnology Netherlands B.V.	Netherlands
Abbott Holdings B.V.	Netherlands
Abbott Laboratories B.V.	Netherlands
Abbott Logistics B.V.	Netherlands

Abbott Nederland C.V.	Netherlands
Abbott PR Holdings B.V.	Netherlands
Abbott Vascular Devices Holland B.V.	Netherlands
EAS International B.V.	Netherlands
IMTC Finance B.V.	Netherlands
IMTC Holdings B.V.	Netherlands
Abbott Laboratories NZ Limited	New Zealand
EAS Asia/Pacific Limited	New Zealand
Abbott Norge AS	Norway
Abbott Laboratories (Pakistan) Ltd.	Pakistan 77.9%
Abbott Laboratories, C.A.	Panama
Abbott Overseas, S.A.	Panama
Abbott (Guangzhou) Nutritionals Co., Ltd.	People’s Republic of China
Abbott Laboratories Trading (Shanghai) Co., Ltd.	People’s Republic of China
Guidant International Trading (Shanghai) Co. Ltd.	People’s Republic of China
Shanghai Abbott Pharmaceutical Co., Ltd.	People’s Republic of China 75%
Abbott Laboratorios S.A.	Peru
Abbott Laboratories (Philippines)	Philippines
Union-Madison Realty Company, Inc.	Philippines 40%
Abbott Laboratories Poland Sp. z o.o.	Poland
Abbott Laboratorios, Limitada	Portugal
Abbottfarma - Promocao de Produtos Farmaceuticos, Lda	Portugal
Knoll - Promocao de Produtos Farmaceuticos, Lda	Portugal
MediSense - Promocao de Produtos Farmaceuticos, Lda	Portugal
Premier - Promocao de Produtos Farmaceuticos, Lda	Portugal
Limited liability company Abbott Laboratories	Russia
Abbott Laboratories (Singapore) Private Limited	Singapore
Abbott Manufacturing Singapore Private Limited	Singapore
Abbott Laboratories Slovakia s.r.o.	Slovakia
Abbott Laboratories druzba za farmacijo in diagnostiko d.o.o.	Slovenia
Abbott Laboratories South Africa (Proprietary) Ltd.	South Africa
Experimental & Applied Sciences Africa (Proprietary) Limited	South Africa
Knoll Pharmaceuticals South Africa (Proprietary) Limited	South Africa
Murex Biotech South Africa (Proprietary) Limited	South Africa
Murex Diagnostics South Africa (Proprietary) Limited	South Africa
Abbott Cientifica, S.A.	Spain
Abbott Laboratories, S.A.	Spain
Bioresearch Espana, S.A.	Spain
Liade Sociedad Anonima (S.A.)	Spain
Murex Diagnosticos S.A.	Spain
Abbott Scandinavia AB	Sweden
Abbott AG	Switzerland
Abbott Finance Company S.A.	Switzerland
Abbott Laboratories S.A.	Switzerland

Abbott Liestal AG	Switzerland
Knoll-Bioresearch AG	Switzerland
Abbott Fund Tanzania Limited	Tanzania
Abbott Laboratories Tanzania Limited	Tanzania
Abbott Laboratories Limited	Thailand
Abbott Laboratuarlari Ithalat Ihracat Ve Ticaret Limited Sirketi	Turkey
Abbott (UK) Finance Limited	United Kingdom
Abbott (UK) Holdings Limited	United Kingdom
Abbott Asia Holdings Limited	United Kingdom
Abbott Asia Investments Limited	United Kingdom
Abbott Knoll Investments B.V.	United Kingdom
Abbott Capital India Limited	United Kingdom
Abbott Diabetes Care Limited	United Kingdom
Abbott Equity Holdings Unlimited	United Kingdom
Abbott Investments Limited	United Kingdom
Abbott Laboratories Limited	United Kingdom
Abbott Laboratories Trustee Company Limited	United Kingdom
Abbott Vascular Devices (2) Limited	United Kingdom
Abbott Vascular Devices Limited	United Kingdom
Experimental and Applied Sciences UK Limited	United Kingdom
IMTC Holdings (U.K.) Limited	United Kingdom
i-STAT Limited	United Kingdom
Knoll UK Investments Unlimited	United Kingdom
Murex Biotech (UK) Limited	United Kingdom
Murex Biotech Limited	United Kingdom
TheraSense UK Limited	United Kingdom
Vysis (UK) Limited	United Kingdom
Abbott Laboratories Uruguay S.A.	Uruguay
Abbott Laboratories C.A.	Venezuela